UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

CANTERBURY PARK HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Minnesota	001-37858	47-5349765
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1100 Canterbury Road

Shakopee, Minnesota 55379

(Address, including zip code, of principal executive offices)

(952) 445-7223

Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2017, Canterbury Park Holding Corporation (the “Company”) appointed Robert M. Wolf as Vice-President – Finance and principal accounting officer. Mr. Wolf, age 48, brings almost 25 years of financial, administrative and public accounting experience to the Company.

During the period from July 2014 through October 2016, Mr. Wolf served in a number of positions with Rimage Corporation when it was owned by Equus Holdings, an Employee Stock Ownership Plan and Trust. He served Rimage as Chief Financial Officer from July 2014 to October 2016 and also served as General Manager, Sales and Services, for the Americas from December 2015 to October 2016. During the period from February 2013 through February 2017, when not employed at Rimage, Mr. Wolf provided consulting and accounting services to businesses on a contract basis.

Mr. Wolf also served as Chief Financial Officer for MGC Diagnostics Corporation (formerly Angeion) from May 2011 to February 2013 and served the Chief Financial Officer of Rimage Corporation from 2003 to 2010. Mr. Wolf also holds an CPA (Inactive) certification. Mr. Wolf has an MBA degree from the University of Saint Thomas in St. Paul, Minnesota and a Bachelor’s Degree in accounting from the University of Minnesota-Duluth.

Mr. Wolf will receive a base salary of $160,000 a year and is eligible to participate in the Company’s annual short-term incentive bonus plan and long-term incentive stock plan, with a bonus opportunity of up to 15% of his base salary in each plan.

Randall D. Sampson will continue to serve as the Company’s principal executive officer and principal financial officer,

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Date: March 17, 2017	By:	/s/ Randall D. Sampson
Randall D. Sampson, President, Chief Executive Officer and Chief Financial Officer

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